UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia (State or other jurisdiction of incorporation)	No. 0-16587 (Commission File Number)	55-0672148 (IRS Employer Identification No.)

300 North Main Street, Moorefield, West Virginia 26836
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (304) 530-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 per share	SMMF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 - Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On December 19, 2019, the Company’s Board of Directors increased the size of the Board to seventeen (17) members and appointed Ronald L. Bowling to serve on the Board to fill the vacancy created by that action. Mr. Bowling was also appointed to serve on the Board of Directors of Summit Community Bank, Inc., the Company’s wholly owned subsidiary bank. The appointment will be effective January 1, 2020.
Mr. Bowling was the President and Chief Executive Officer of Peoples Bankshares, Inc. from 2003 until the Company’s acquisition of Peoples Bankshares, Inc. in 2018. Following the acquisition, Mr. Bowling has served as Market President of Summit Community Bank, Inc. He has over 43 years of experience in the banking industry.
Mr. Bowling is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Bowling and any other persons pursuant to which Mr. Bowling was appointed to the Board of the Company.
Mr. Bowling will receive the same cash compensation for Board service as the other members of the Board. Directors of the Company receive $500 per board meeting attended. Non-employee Directors of the Company who serve on the Company’s Audit and Compliance Committee and Compensation and Nominating Committee receive $750 for each meeting attended. Non-employee Directors of the Company who serve on the Company’s Executive Committee receive $500 for each meeting attended. Non-employee Directors serving on other Company Committees receive $300 per committee meeting attended. Members of the Board of Directors of Summit Community Bank, Inc., the Company’s wholly owned subsidiary bank, are paid an annual retainer fee based on the asset size of the subsidiary bank as of December 31st of the prior year and receive $500 for each meeting attended. For 2019, the annual retainer paid to the Members of the Board of Directors of the subsidiary bank was $10,000. Non-employee Directors of the subsidiary bank who serve on the subsidiary bank’s Executive Committee receive $500 for each meeting attended. Non-employee Directors serving on other bank subsidiary committees receive $300 for each committee meeting attended. Mr. Bowling will also enter into an Indemnification Agreement with the Company. The Indemnification will be in the same form as executed by the other members of the Board and attached to the Company’s Form 10-K for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: December 19, 2019	By: /s/ Julie R. Markwood
Julie R. Markwood
Sr. Vice President and Chief Accounting Officer